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                                                                     EXHIBIT 3.2


                                     BYLAWS

                                       OF

                          CENTRACK INTERNATIONAL, INC.

                               ARTICLE I - OFFICES

         Section 1. The registered office of the corporation in the State of Delaware shall be at 1220 North Market Street, Suite 606, City of Wilmington, Delaware 19801 or at any other location designated by the Board of Directors. The registered agent in charge thereof shall be American Incorporators, Ltd. or any other agent as designated by the Board of Directors.

         Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                ARTICLE II - SEAL

         Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware".

                      ARTICLE III - STOCKHOLDERS' MEETINGS

         Section 1. GENERAL: Meetings of stockholders shall be held at the corporation's principal place of business in Florida or at such place, either within or without Delaware, as may be selected from time to time by the Board of Directors.

         Section 2. ANNUAL MEETINGS: The annual meeting of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.




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         Section 3. ELECTION OF DIRECTORS: Elections of the directors of the corporation may be by written ballot.

         Section 4. SPECIAL MEETINGS: Special meetings of the stockholders may be called at any time by the President, or the Board of Directors, or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, then the person or persons calling the meeting may do so.

         Business transacted at all special meetings shall be confined to the objects stated in the notice and matters germane thereto, unless all stockholders entitled to vote are present and consent to such additional matters.

         Written notice of a special meeting of stockholders stating the time and place and object thereof, shall be given to each stockholder entitled to vote thereat at least ten days before such meeting, unless a greater period of notice is required by statute in a particular case.

         Section 5. QUORUM: A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.


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         Section 6. PROXIES: Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

         Section 7. NOTICE OF MEETINGS: Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

         Section 8. CONSENT IN LIEU OF MEETINGS: Any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.



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         Section 9. LIST OF STOCKHOLDERS: The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the City where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                             ARTICLE IV - DIRECTORS

         Section 1. IDENTITY; TERM: The business and affairs of the corporation shall be managed by its Board of Directors. The directors need not be residents of Delaware or stockholders in the corporation. They shall be elected by the stockholders at the annual meeting of stockholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

         Section 2. REGULAR MEETINGS: Regular meetings of the Board of Directors shall be held without notice immediately following regular meetings of the stockholders, at the registered office of the corporation, or at such other time and place as shall be determined by the Board of Directors.

         Section 3. SPECIAL MEETINGS: Special Meetings of the Board of Directors may be called by the President or any director on at least three days notice to each director, either personally or by mail or by telegram.




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Special meetings shall be held at the principal place of business of the corporation or at such other place as shall be determined by the Board of Directors.

         Section 4. QUORUM: A majority of the total number of directors shall constitute a quorum for the transaction of business.

         Section 5. CONSENT IN LIEU OF MEETING: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 6. CONFERENCE TELEPHONE: One or more directors may participate in a meeting of the Board, of a committee of the Board of Directors or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

         Section 7. COMPENSATION: Directors as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 8. REMOVAL: Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that when cumulative voting is permitted, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his removal would



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be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there by classes of directors, at an election of the class of directors of which he is a part.

         Section 9. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as prohibited by the Act.

         Each committee must have two (2) or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Section, may designate one (1) or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.


                              ARTICLE V - OFFICERS

         Section 1. GENERAL: The executive officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, President/Chief Operating Officer, Chief Financial Officer/Treasurer, Executive Vice President, and Secretary. The Board of Directors may also choose a Chairman and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

         Section 2. SALARIES: Salaries of the officers of the corporation chosen by the Board of Directors shall be fixed by the Board of Directors.

         Section 3. TERM OF OFFICE: The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.

         Section 4. REMOVAL OF OFFICERS. An officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.




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         Any vacancy in any office may be filled by the Board of Directors.

         Section 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect, shall have the power to appoint, set compensation for and remove such subordinate officers and agents other than those actually appointed or elected by the directors as the business of the Corporation may require, shall have general management of the business of the Corporation, and shall perform all other duties incident to the office of Chief Executive Officer and shall have such other powers and perform such other duties as may from time to time be assigned by the Board.

         Section 6. PRESIDENT/CHIEF OPERATING OFFICER. The President/Chief Operating Officer shall be the chief operating officer of the Corporation. Such individual shall be responsible for the active management of the business of the Corporation, shall perform such other duties incident to the office of President/Chief Operating Officer, and shall have such other powers and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board.

         Section 7. EXECUTIVE VICE PRESIDENT: The Executive Vice President will in the event of the absence or inability of the President to exercise his office become acting president of the Corporation with all the rights, privileges and powers as if he had been duly elected President. The Executive Vice President shall also perform any and all other duties as are incident to the office or are properly required by the Board of Directors, the Chief Executive Officer and the President.

         Section 8. SECRETARY: The Secretary will have custody of, and maintain all of the corporate records except the financial records. Furthermore, the Secretary will record the minutes of all meetings of the stockholders and Board of Directors, send all notices of meetings and perform such other duties as may be prescribed by the Board of Directors or the President. The Secretary shall also perform any and all other duties as are incident to the office or are properly required by the Board of Directors, and the Chief Executive Officer and the President.

         Section 9. CHIEF FINANCIAL OFFICER/TREASURER: The Chief Financial Officer/Treasurer shall retain custody of all corporate funds and financial



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records, maintain full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders and whenever else required by the Board of Directors. The Chief Financial Officer/Treasurer shall also perform any and all other duties as are incident to the office or are properly required by the Chief Executive Officer or the President.



                             ARTICLE VI - VACANCIES

         Section 1. GENERAL: Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these bylaws.

         Section 2. RESIGNATIONS EFFECTIVE AT FUTURE DATE: When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

                         ARTICLE VII - CORPORATE RECORDS

         Section 1. Corporate records shall be maintained at the corporation's principal place of business or at such other location as determined by the Board of Directors. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks



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the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

               ARTICLE VIII - STOCK CERTIFICATES, DIVIDENDS, ETC.

         Section 1. GENERAL: The stock certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the Chief Executive Officer or the President and the Secretary.

         Section 2. TRANSFER: Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

         Section 3. LOST CERTIFICATE: The corporation may issue a new certificate of stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 4. RECORD DATE: In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.



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more than sixty days prior to any other action.

         If no record date is fixed:

                  (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

                  (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  (d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 5. DIVIDENDS: The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

         Section 6. RESERVES: Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.


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                          ARTICLE IX - INDEMNIFICATION

         Section 1. Provided the person proposed to be indemnified satisfies the requisite standard of conduct for permissive indemnification by a corporation as set forth in the applicable provisions of the General Corporation Law of the State of Delaware (currently, Sections 145(a) and (b)), as the same may be amended from time to time, the Corporation shall indemnify its officers and directors, and may indemnify its employees and agents, to the fullest extent permitted by the provisions of such Law, as the same may be amended and supplemented, from and against any and all of the expenses or liabilities incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding (other than in an action, suit or proceeding brought by this corporation upon authorization of the Board of Directors, unless such indemnification is determined fair and reasonable by the Court of Chancery or the court in which the action is brought) or other matters referred to in or covered by said provisions, including advancement of expenses prior to the final disposition of such proceedings and amounts paid in settlement of such proceedings, both as to action in their official capacity and as to action in any other capacity while an officer, director, employee or other agent. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents shall also be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs and personal and other legal representatives of such a person. Except as otherwise provided above, an adjudication of liability shall not affect the right to indemnification for those indemnified.
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                      ARTICLE X - MISCELLANEOUS PROVISIONS

         Section 1. CHECKS: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

         Section 2. FISCAL YEAR: The fiscal year shall begin on the first day of June.

         Section 3. NOTICE: Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

         Section 4. WAIVER OF NOTICE: Whenever any written notice is required by statute, or by the Certificate or the bylaws of the corporation a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

         Section 5. DISALLOWED COMPENSATION: Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board of




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Directors, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

         Section 6. RESIGNATIONS: Any director or other officer may resign at any time, such resignation to be in writing, and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.

                          ARTICLE XI - ANNUAL STATEMENT

         Section 1. The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

                            ARTICLE XII - AMENDMENTS

         Section 1. These bylaws may be amended or repealed by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose.

         Section 2. These bylaws may be amended or repealed by the unanimous action of the Board of Directors.